AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 4, 2006
                                                    REGISTRATION NO. [________]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            __________________________

                                    FORM F-10
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            __________________________

                             PRIMEWEST ENERGY TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             ALBERTA                               1311                             98-0389391
(PROVINCE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER IDENTIFICATION NO.,
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)               IF APPLICABLE)

                            __________________________

                           5100, 150 - 6TH AVENUE S.W.
                        CALGARY, ALBERTA, CANADA T2P 3Y7
                                 (403) 234-6600
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              CT CORPORATION SYSTEM
                   111 - 8TH AVENUE, NEW YORK, NEW YORK 10011
                                 (212) 894-8940
           (NAME, ADDRESS AND TELEPHONE NUMBER (INCLUDING AREA CODE)
                  OF AGENT FOR SERVICE IN THE UNITED STATES)
                          __________________________

                                   COPIES TO:

      DENNIS G. FEUCHUK               LELAND P. CORBETT                    ANDREW J. FOLEY
    PRIMEWEST ENERGY TRUST           STIKEMAN ELLIOTT LLP     PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
  5100, 150 - 6TH AVENUE S.W.      4300, 888-3RD STREET, S.W.         1285 AVENUE OF THE AMERICAS
CALGARY, ALBERTA, CANADA T2P 3Y7    CALGARY, ALBERTA T2P 5C5          NEW YORK, NEW YORK 10019-6064
       (403) 234-6600                   (403) 266-9000                     (212) 373-3000
                            __________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                           PROVINCE OF ALBERTA, CANADA
                (PRINCIPAL JURISDICTION REGULATING THIS OFFERING)

It is proposed that this filing shall become effective (check appropriate box below):
A. |_| upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B. |X| at some future date (check appropriate box below)
   1.  |_|  pursuant to Rule 467(b) on (      ) at (      ) (designate a time
            not sooner than 7 calendar days after filing).
   2.  |_|  pursuant to Rule 467(b) on (      ) at (     ) (designate a time 7
            calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
   3.  |_|  pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
   4.  |X|  after the filing of the next amendment to this Form (if preliminary material is being filed).
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. |X|

                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF           AMOUNT TO BE             AGGREGATE            AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED            OFFERING PRICE     REGISTRATION FEE
-------------------------------------------------------------------------------------------------
Trust Units, without nominal or
par value                                   (1)                    (2)                  (3)
-------------------------------------------------------------------------------------------------
     Total......................      US$673,500,000          US$673,500,000       US$72,102.43
-------------------------------------------------------------------------------------------------

(1)  The Registrant  hereby  registers Cdn$750,000,000  amount of Trust Units.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum aggregate offering price per Trust Unit will be determined from time to time by the Registrant.
(3) Based on the noon buying rates in the City of New York for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. On May 1, 2006, the inverse of the noon buying rate was Cdn $1.00 equalled US$0.898.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS PROVIDED IN RULE 467 UNDER THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) OF THE ACT, MAY DETERMINE.

================================================================================

                                     PART I

                           INFORMATION REQUIRED TO BE
                       DELIVERED TO OFFEREES OR PURCHASERS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.




                 PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

                                      SUBJECT TO COMPLETION, DATED MAY 4, 2006

                               [GRAPHIC OMITTED]
                       [LOGO - PRIMEWEST ENERGY TRUST]


                                  TRUST UNITS

                                 $750,000,000

     PrimeWest Energy Trust (the "TRUST") may from time to time offer and issue trust units of the Trust ("TRUST UNITS") up to $750,000,000 in the aggregate of initial offering price (or its equivalent in any other currency used to denominate the Trust Units at the time of the offering) at any time during the 25-month period that this short form base shelf prospectus (the "PROSPECTUS"), including any amendments hereto, remains valid.

     The specific terms of the Trust Units offered will be described in one or more shelf prospectus supplements (collectively or individually, as the case may be, a "PROSPECTUS SUPPLEMENT"), including the number of Trust Units being offered, the offering price and any other specific terms.

     All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Trust Units to which the Prospectus Supplement pertains. A Prospectus Supplement may include specific variable terms pertaining to the Trust Units that are not within the alternatives and parameters described in this Prospectus.

     NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE TRUST UNITS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

     THE TRUST IS PERMITTED, UNDER A MULTIJURISDICTIONAL DISCLOSURE SYSTEM ADOPTED BY THE UNITED STATES, TO PREPARE THIS PROSPECTUS IN ACCORDANCE WITH CANADIAN DISCLOSURE REQUIREMENTS. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT SUCH REQUIREMENTS ARE DIFFERENT FROM THOSE OF THE UNITED STATES. THE TRUST'S FINANCIAL STATEMENTS INCORPORATED HEREIN BY REFERENCE HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") AND ARE SUBJECT TO CANADIAN AUDITING AND AUDITOR INDEPENDENCE STANDARDS AND THUS MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES' COMPANIES OR TRUSTS.

     PROSPECTIVE INVESTORS SHOULD BE AWARE THAT PURCHASING, HOLDING OR DISPOSING OF ANY OF THE TRUST UNITS MAY SUBJECT INVESTORS TO TAX CONSEQUENCES BOTH IN THE UNITED STATES AND CANADA. THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT MAY NOT DESCRIBE THESE TAX CONSEQUENCES FULLY. PROSPECTIVE INVESTORS SHOULD READ THE TAX DISCUSSION IN THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT FULLY.

     AN INVESTOR'S ABILITY TO ENFORCE CIVIL LIABILITIES UNDER THE UNITED STATES FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BECAUSE THE TRUST IS ORGANIZED UNDER THE LAWS OF THE PROVINCE OF ALBERTA, CANADA, A MAJORITY OF PRIMEWEST ENERGY INC.'S ("PRIMEWEST") OFFICERS AND DIRECTORS AND CERTAIN OF THE EXPERTS NAMED IN THIS PROSPECTUS ARE RESIDENTS OF CANADA, AND ALL OF THE TRUST'S ASSETS AND ALL OR A SIGNIFICANT PORTION OF THE ASSETS OF SUCH PERSONS ARE LOCATED OUTSIDE THE UNITED STATES.

     The Trust may sell the Trust Units to or through underwriters or dealers purchasing as principals, and may also sell the Trust Units to one or more purchasers directly, pursuant to applicable statutory exemptions, or through agents. The Prospectus Supplement relating to a particular offering of Trust Units will identify each underwriter, dealer or agent engaged by the Trust, in connection with the offering and sale of the Trust Units, and will set forth the terms of the offering of such Trust Units, the method of distribution of such Trust Units, including, to the extent applicable, the proceeds to the Trust, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. In connection with any offering of Trust Units, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Trust Units at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

     The outstanding Trust Units are listed on the Toronto Stock Exchange (the "TSX") under the symbol "PWI.UN" and the New York Stock Exchange ("NYSE") under the symbol "PWI".

     The return on an investment in Trust Units is not comparable to the return on an investment in a fixed-income security. The recovery of the initial investment made by holders of Trust Units (the "UNITHOLDERS") is at risk, and the anticipated return on a Unitholder's investment is based on many performance assumptions. Although the Trust intends to make distributions of a portion of its available cash to Unitholders, these cash distributions may be reduced or suspended. The ability of the Trust to make cash distributions and the actual amount distributed will depend on numerous factors including, among other things: the financial performance of the Trust, debt obligations, working capital requirements and future capital requirements, all of which are susceptible to a number of risks. In addition, the market value of the Trust Units may decline if the Trust is unable to meet its cash distribution targets in the future, and that decline may be significant. Prospective purchasers of Trust Units also should consider the particular risk factors that may affect the industry in which the Trust operates, and therefore the stability of the distributions that Unitholders receive. See "Risk Factors". This section also describes the Trust's assessment of those risk factors, as well as potential consequences to Unitholders if a risk should occur.

     The offering of Trust Units is subject to approval of certain legal matters on behalf of the Trust by Stikeman Elliott LLP, Calgary, Alberta and Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. NO UNDERWRITER OR DEALER IN CANADA OR THE UNITED STATES HAS BEEN INVOLVED IN THE PREPARATION OF THIS PROSPECTUS OR PERFORMED ANY REVIEW OF THE CONTENTS OF THIS PROSPECTUS.

     THE TRUST UNITS ARE NOT "DEPOSITS" WITHIN THE MEANING OF THE CANADA DEPOSIT INSURANCE CORPORATION ACT (CANADA) AND ARE NOT INSURED UNDER THE PROVISIONS OF THAT ACT OR ANY OTHER LEGISLATION. FURTHERMORE, THE TRUST IS NOT A TRUST COMPANY AND, ACCORDINGLY, IT IS NOT REGISTERED UNDER ANY TRUST AND LOAN COMPANY LEGISLATION AS IT DOES NOT CARRY ON OR INTEND TO CARRY ON THE BUSINESS OF A TRUST COMPANY.

     The Trust has not obtained a stability rating from an independent rating agency regarding the relative stability and sustainability of the Trust's cash distribution stream. The Trust may consider obtaining a stability rating from an independent rating agency in the future.

     The Trust's principal and head office is located at 5100, 150 - 6th Avenue S.W., Calgary, Alberta T2P 3Y7 and PrimeWest's registered office is located at 4300 Bankers Hall West, 888 - 3rd Street S.W., Calgary, Alberta T2P 5C5.


                                     (ii)

                               TABLE OF CONTENTS

NOTE REGARDING FORWARD-LOOKING           DESCRIPTION OF TRUST UNITS.........15
STATEMENTS..........................1    DESCRIPTION OF THE ROYALTY.........17
PRESENTATION OF OUR FINANCIAL,           PLAN OF DISTRIBUTION...............18
RESERVE AND OTHER INFORMATION.......3    CASH DISTRIBUTIONS ON TRUST UNITS..18
NON-GAAP MEASURES...................4    CERTAIN INCOME TAX CONSIDERATIONS..19
EXCHANGE RATE.......................4    LEGAL MATTERS......................19
ADDITIONAL INFORMATION..............4    INTERESTS OF EXPERTS...............19
ENFORCEABILITY OF CERTAIN CIVIL          AUDITORS, TRANSFER AGENT AND
LIABILITIES.........................5    REGISTRAR..........................20
DOCUMENTS INCORPORATED BY                DOCUMENTS FILED AS PART OF THE
REFERENCE...........................5    REGISTRATION STATEMENT.............20
RISK FACTORS........................7    AUDITORS' CONSENT..................21
PRIMEWEST ENERGY TRUST.............15
USE OF PROCEEDS....................15



                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated by reference herein contain forward-looking statements with respect to the Trust, including forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995.

     The use of any of the words "anticipate", "continue", "estimate", "expect", "forecast", "may", "will", "project", "should", "believe", "outlook" and similar expressions are intended to identify forward-looking statements. In addition, statements relating to "reserves" or "resources" are deemed to be forward-looking statements, as they involve implied assessment, based on certain estimates and assumptions, that the resources and reserves described can be profitably produced in the future. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in the forward-looking statements.

     The Trust and PrimeWest believe the expectations reflected in those forward-looking statements are reasonable. However, neither the Trust nor PrimeWest can assure you that these expectations will prove to be correct. You should not unduly rely on forward-looking statements included in, or incorporated by reference into, this Prospectus. These statements speak only as of the date of this Prospectus or as of the date specified in the documents incorporated by reference into this Prospectus, as the case may be.

     In particular, this Prospectus, and the documents incorporated by reference, contain forward-looking statements pertaining to the following:

o    The quantity and recoverability of the Trust's reserves;

o    The timing and amount of future production;

o    Prices for oil, natural gas and natural gas liquids produced;

o    Operating and other costs;

o    Business strategies and plans of management;

o    Supply and demand for oil and natural gas;

o    Expectations regarding the Trust's ability to raise capital and to add to
     the  Trust's   reserves   through   acquisitions   and   exploration  and
     development;

o    The Trust's treatment under governmental regulatory regimes;

o The focus of capital expenditures on development activity rather than exploration;

o The sale, farming in, farming out or development of certain exploration properties using third-party resources;

o    The   objective   to  achieve  a   predictable   level  of  monthly  cash
     distributions;

o The intention of maintaining a payout ratio of distributions to cash flow from operations within any range;

o The use of development activity and acquisitions to replace and add to reserves;

o The impact of changes in oil and natural gas prices on cash flow after hedging;

o    Drilling plans;

o The existence, operations and strategy of the commodity price risk management program;

o The approximate and maximum amount of forward sales and hedging to be employed;

o The Trust's acquisition strategy, the criteria to be considered in connection therewith and the benefits to be derived therefrom;

o    The  impact  of  the  Canadian   federal  and   provincial   governmental
     regulations on the Trust relative to other oil and natural gas issuers of similar size;

o The goal to sustain or grow production and reserves through prudent management and acquisitions;

o    The emergence of accretive growth opportunities; and

o    The  Trust's   ability  to  benefit  from  the   combination   of  growth
     opportunities and the ability to grow through the capital markets.

     With respect to forward-looking statements contained in this Prospectus, including the documents incorporated herein by reference, the Trust and PrimeWest have made assumptions regarding, among other things:

o Future oil and natural gas prices and differentials between light, medium and heavy oil prices;

o    The cost of expanding the Trust's property holdings;

o The Trust's ability to obtain equipment in a timely manner to carry out development activities;

o    The   Trust's   ability  to  market  the  Trust's  oil  and  natural  gas
     successfully to current and new customers;

o    The impact of increasing competition;

o    The Trust's ability to obtain financing on acceptable terms; and

o The Trust's ability to add production and reserves through the Trust's development and exploitation activities.

     The Trust's actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus:

o    Volatility in market prices for oil and natural gas;

o    The impact of weather conditions on seasonal demand;

o    Risks inherent in the Trust's oil and natural gas operations;

o    Uncertainties associated with estimating reserves;

o Competition for, among other things: capital, acquisitions of reserves, undeveloped lands and skilled personnel;

o    Incorrect assessments of the value of acquisitions;

o    Geological, technical, drilling and processing problems;

o    General economic conditions in Canada, the United States and globally;

o Industry conditions, including fluctuations in the price of oil and natural gas;

o Royalties payable in respect of the Trust's oil and natural gas production;

o Government regulation of the oil and natural gas industry, including environmental regulation;

o    Fluctuation in foreign exchange or interest rates;

o Unanticipated operating events that could reduce production or cause production to be shut-in or delayed;

o Failure to obtain industry partner and other third-party consents and approvals, when required;

o    Stock market volatility and market valuations;

o OPEC's ability to control production and balance global supply and demand of crude oil at desired price levels;

o    Political  uncertainty,   including  the  risks  of  hostilities  in  the
     petroleum-producing regions of the world;

o    The need to obtain required approvals from regulatory authorities; and

o The other factors discussed under "Risk Factors" contained in this Prospectus.

     These factors should not be construed as exhaustive. The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement. The Trust and PrimeWest undertake no obligation to publicly update or revise any forward-looking statements.

         PRESENTATION OF OUR FINANCIAL, RESERVE AND OTHER INFORMATION

     Unless indicated otherwise, financial information in this Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with Canadian GAAP. Canadian GAAP differs in some significant respects from U.S. GAAP and thus the Trust's financial statements may not be comparable to the financial statements of U.S. companies. The principal differences as they apply to the Trust are summarized in note 20 to the Trust's annual audited consolidated financial statements incorporated herein by reference.

     The SEC generally permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and interests of others which are those reserves that a company has demonstrated by actual production or conclusive formation tests to be economically producible under existing economic and operating conditions. In 2003, the securities regulatory authorities in Canada (other than Quebec) adopted NI 51-101 - STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES ("NI 51-101"), which imposes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities. NI 51-101 permits oil and gas issuers, in their filings with Canadian securities regulators, to disclose not only proved reserves but also probable reserves, and to disclose reserves and production on a gross basis before deducting royalties. Probable reserves are of a higher risk and are less likely to be accurately estimated or recovered than proved reserves. Because the Trust is permitted to disclose reserves in accordance with Canadian disclosure requirements, the Trust has disclosed in this Prospectus and in the documents incorporated by reference reserves designated as "Probable". If required to be prepared in accordance with U.S. disclosure requirements, the SEC's guidelines would prohibit reserves in these categories from being included. Moreover, in accordance with Canadian practice, The Trust has determined and disclosed estimated future net cash flow from its reserves using both escalated and constant prices and costs; for the constant prices and costs case, prices and costs in effect as of December 31, 2005 were held constant for the economic life of the reserves. The SEC does not permit the disclosure of estimated future net cash flow from reserves based on escalating prices and costs and generally requires that prices and costs be held constant at levels in effect at the date of the reserve report. Additional information prepared in accordance with United States Statement of Financial Accounting Standards No. 69 "Disclosures About Oil and Gas Producing Activities" relating to the Trust's oil and gas reserves is set forth in the Trust's annual audited consolidated financial statements incorporated herein by reference. Unless otherwise stated, all of the reserves information contained in this Prospectus, including the documents incorporated herein by reference, has been calculated and reported in accordance with NI 51-101.

     Words importing the singular number only include the plural, and VICE VERSA, and words importing any gender include all genders.

     All dollar amounts set forth in this Prospectus are in Canadian dollars, except where otherwise indicated.

                               NON-GAAP MEASURES

     In this Prospectus, including the documents incorporated by reference herein, the Trust uses the terms "cash flow", "cash flow from operations" and "cash available for distribution" to refer to the amount of cash available for distribution to Unitholders and as indicators of financial performance. "Cash flow", "cash flow from operations" and "cash available for distribution" are not measures recognized by Canadian GAAP and do not have standardized meanings prescribed by Canadian GAAP. Therefore, "cash flow", "cash flow from operations" and "cash available for distribution" of the Trust may not be comparable to similar measures presented by other issuers, and investors are cautioned that "cash flow", "cash flow from operations" and "cash available for distribution" should not be construed as alternatives to net earnings, cash flow from operating activities or other measures of financial performance calculated in accordance with Canadian GAAP. All references to "cash flow" and "cash flow from operations" are based on cash flow before changes in non-cash working capital related to operating activities, as presented in the consolidated financial statements of the Trust. Cash available for distribution cannot be assured and future distributions may vary. The Trust uses such terms, and particularly "cash available for distribution", as an indicator of financial performance because such terms are commonly utilized by investors to evaluate royalty trusts and income funds in the oil and gas sector. The Trust believes that "cash available for distribution" is a useful supplemental measure as it provides investors with information of what cash is available for distribution from the Trust to Unitholders in such periods.

                                 EXCHANGE RATE

     The following table sets out certain exchange rates based upon the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. The rates are set out as United States dollars per C$1.00 and are the inverse of the rates quoted by the Federal Reserve Bank of New York for Canadian dollars per U.S.$1.00.

                                               Year Ended December 31,
                                        ------------------------------------
                                         2003           2004           2005
                                        ------         ------         ------
Low                                     0.6349         0.7158         0.7872
High                                    0.7738         0.8493         0.8690
Average(1)                              0.7205         0.7719         0.8282
                                        ------         ------         ------
Note:
(1) Average represents the average of the rates on the last day of each month


     On May 2, 2006, the inverse of the noon buying rate quoted by the Federal Reserve Bank of New York for Canadian dollars was C$1.00 per U.S.$0.9034.

                            ADDITIONAL INFORMATION

     The Trust has filed with the SEC a registration statement on Form F-10 of which the Prospectus forms a part. This Prospectus does not contain all the information set out in the registration statement. For further information about the Trust and the Trust Units, please refer to the registration statement. The Trust is subject to the information requirements of the United States SECURITIES EXCHANGE ACT OF 1934, as amended (the "EXCHANGE ACT") and applicable Canadian securities legislation, and in accordance therewith, the Trust files and furnishes reports and other information with the SEC and with the securities regulatory authorities of the provinces of Canada. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, the Trust generally may prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As a foreign private issuer, the Trust is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and PrimeWest's officers and directors, and those Unitholders holding 10% or more of the Trust Units, are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

     The reports and other information filed by the Trust with the SEC may be read and copied at the SEC's public reference room at 100F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site (www.sec.gov) that makes available reports and other information that the Trust files electronically with it, including the registration statement that the Trust has filed with respect to this offering.

     Copies of reports, statements and other information that the Trust files with the Canadian provincial securities regulatory authorities are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (www.sedar.com), which is commonly known by the acronym "SEDAR". Reports and other information about the Trust are also available for inspection at the offices of the TSX.

                  ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

     Both the Trust and PrimeWest are organized under the laws of Alberta, Canada with their principal place of business in Canada. Most of the directors and all of the officers of PrimeWest and the representatives of the experts named in this Prospectus are residents of Canada, and all or a substantial portion of their assets and the Trust's assets are located outside the United States. As a result, it may be difficult for investors in the United States to effect service of process within the United States upon such directors, officers and representatives of experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the United States federal securities laws or the securities laws of any state within the United States. There is doubt as to the enforceability in Canada against the Trust or PrimeWest or against any of PrimeWest's directors, officers or representatives of experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts of liabilities based solely upon the United States federal securities laws or the securities laws of any state within the United States.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents of the Trust, filed with the various provincial securities commissions or similar authorities in Canada, are specifically incorporated into and form an integral part of this Prospectus:

(a)  the  annual  information  form of the Trust  dated  March  15,  2006 (the
     "AIF");

(b) management's discussion and analysis of the financial condition and operations of the Trust for the year ended December 31, 2005 and the audited consolidated financial statements of the Trust as at and for the years ended December 31, 2005, 2004 and 2003, together with the notes thereto and the auditors' report thereon, each as filed on March 29, 2006;

(c) the Management Proxy Circular of the Trust relating to the annual general and special meeting of the Unitholders to be held on May 4, 2006 (the "PROXY CIRCULAR"); and

(d) management's discussion and analysis of the financial condition and operations of the Trust and the unaudited comparative consolidated financial statements of the Trust as at and for the three months ended March 31, 2006, together with the notes thereto.

     Any of the following documents, if filed by the Trust with the provincial securities commissions or similar authorities in Canada after the date of this Prospectus and before the completion or withdrawal of any offering hereunder, are deemed to be incorporated by reference in this Prospectus:

(a)  material change reports (except confidential material change reports);

(b)  business acquisition reports;

(c)  comparative interim financial statements;

(d) comparative financial statements for the Trust's most recently completed financial year, together with the accompanying report of the auditor; and

(e)  information circulars.

     ANY STATEMENT CONTAINED IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED, FOR THE PURPOSES OF THIS PROSPECTUS, TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERSEDES SUCH STATEMENT. THE MODIFYING OR SUPERSEDING STATEMENT NEED NOT STATE THAT IT HAS MODIFIED OR SUPERSEDED A PRIOR STATEMENT OR INCLUDE ANY OTHER INFORMATION SET FORTH IN THE DOCUMENT THAT IT MODIFIES OR SUPERSEDES. THE MAKING OF A MODIFYING OR SUPERSEDING STATEMENT SHALL NOT BE DEEMED AN ADMISSION FOR ANY PURPOSES THAT THE MODIFIED OR SUPERSEDED STATEMENT, WHEN MADE, CONSTITUTED A MISREPRESENTATION, AN UNTRUE STATEMENT OF A MATERIAL FACT OR AN OMISSION TO STATE A MATERIAL FACT THAT IS REQUIRED TO BE STATED OR THAT IS NECESSARY TO MAKE A STATEMENT NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES IN WHICH IT WAS MADE. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT CONSTITUTE A PART OF THIS PROSPECTUS, EXCEPT AS SO MODIFIED OR SUPERSEDED.

     Upon a new annual information form and the related annual audited consolidated financial statements together with the auditors' report thereon and management's discussion and analysis contained therein being filed by the Trust with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual audited consolidated financial statements and all interim financial statements, quarterly management's discussion and analysis and material change reports filed prior to the commencement of the Trust's financial year in which the new annual information form was filed, no longer shall be deemed to be incorporated by reference in this Prospectus for the purpose of future offers and sales of Trust Units hereunder. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Trust with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus of future offers and sales of Trust Units under this Prospectus.

     A Prospectus Supplement containing the specific terms of an offering of Trust Units and other information in relation to the Trust Units will be delivered to purchasers of such Trust Units together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Trust Units covered by that Prospectus Supplement.

     To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, if and to the extent indicated therein, we may incorporate by reference into this Prospectus from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

     The Trust maintains an Internet web site on the World Wide Web at www.primewestenergy.com. Information on the Trust's web site is not, and should not be deemed to be, part of this Prospectus and is not being incorporated by reference herein.

                                 RISK FACTORS

     Prospective purchasers of the Trust Units should consider carefully the risk factors set forth below as well as the other information contained in and incorporated by reference in this Prospectus and in the applicable Prospectus Supplement before purchasing the Trust Units offered hereby. If any event arising from these risks occurs, the Trust's business, prospects, financial condition, results of operations or cash flows could be materially adversely affected.

RISKS RELATED TO OUR BUSINESS

     VOLATILITY IN OIL AND NATURAL GAS PRICES COULD HAVE A MATERIAL ADVERSE EFFECT ON RESULTS OF OPERATIONS AND FINANCIAL CONDITION, WHICH, IN TURN, COULD AFFECT THE MARKET PRICE OF THE TRUST UNITS AND THE AMOUNT OF DISTRIBUTIONS TO UNITHOLDERS.

     Results of operations and financial condition are dependent on the prices received for the oil and natural gas that PrimeWest sells. Historically, the markets for oil and natural gas have been volatile and are likely to continue to be volatile in the future. Oil and natural gas prices may fluctuate widely on a daily basis in response to a variety of factors beyond the Trust's control, including:

o Global energy policy, including the ability of OPEC to set and maintain production levels and prices for oil;

o Political conditions, including the risk of hostilities in the petroleum producing regions of the world;

o    Global and domestic economic conditions;

o    Weather conditions, including weather related natural disasters;

o    The supply and price of imported oil and liquefied natural gas;

o    The production and storage levels of North American natural gas;

o    The level of consumer demand;

o    The price and availability of alternative fuels;

o The impact of US/Canadian currency exchange on the Canadian prices realized by the Trust;

o    The proximity of reserves to, and capacity of, transportation facilities;

o    The effect of worldwide energy conservation measures; and

o    Government regulations.

     Any decline in crude oil or natural gas prices may have a material adverse effect on PrimeWest's operations, financial condition, borrowing ability, reserves and the level of expenditures for the development of reserves. Any resulting decline in PrimeWest's cash flow could reduce distributions and the market price of the Trust Units.

     PrimeWest uses financial derivative instruments and other hedging mechanisms to attempt to limit a portion of the adverse effects resulting from changes in oil and natural gas commodity prices. To the extent PrimeWest hedges its commodity price exposure, it foregoes the benefits it would otherwise receive if commodity prices were to increase. In addition, commodity-hedging activities could expose PrimeWest to losses. Such losses could occur under various circumstances, including those in which the other party to a hedge does not perform its obligations under the applicable agreement, the hedge is imperfect or PrimeWest's hedging policies and procedures are not followed. Furthermore, these hedging transactions will not fully offset the risks of changes in commodities prices.

     AN INCREASE IN OPERATING COSTS OR A DECLINE IN PRIMEWEST'S PRODUCTION LEVEL COULD HAVE A MATERIAL ADVERSE EFFECT ON THE TRUST'S RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND, THEREFORE, COULD REDUCE DISTRIBUTIONS TO UNITHOLDERS AND AFFECT THE MARKET PRICE OF THE TRUST UNITS.

     Higher operating costs associated with PrimeWest's properties will directly decrease the amount of cash flow received by the Trust and, therefore, may reduce distributions to Unitholders. Electricity, chemicals, supplies, and reclamation, abandonment and labour costs are some of the types of operating costs that are susceptible to material fluctuation.

     The level of production from existing properties may decline at rates greater than anticipated due to unforeseen circumstances, many of which are beyond PrimeWest's control. A significant decline in production could result in materially lower revenues and cash flow and, therefore, could reduce the amount available for distributions to Unitholders.

     DISTRIBUTIONS  MAY BE REDUCED  DURING  PERIODS IN WHICH  PRIMEWEST  MAKES
CAPITAL EXPENDITURES OR DEBT REPAYMENTS USING CASH FLOW, WHICH COULD ALSO AFFECT THE MARKET PRICE OF THE TRUST UNITS.

     To the extent that PrimeWest uses cash flow to finance acquisitions, development costs and other significant expenditures, the net cash flow that the Trust receives from PrimeWest will be reduced, and, as a consequence, the amount of cash available to distribute to Unitholders will decrease. Distributions may be reduced, or even eliminated, at times when significant capital or other expenditures are made.

     The board of directors of PrimeWest has the discretion to determine the extent to which cash flow from PrimeWest will be allocated to the payment of debt service charges as well as the repayment of outstanding debt, including debt under the Trust's credit facility. The amount of funds retained by PrimeWest to pay debt services charges or reduce debt will reduce the amount of cash distributed to Unitholders during those periods in which funds are so retained.

     A DECLINE IN PRIMEWEST'S ABILITY TO MARKET ITS OIL AND NATURAL GAS PRODUCTION COULD HAVE A MATERIAL ADVERSE EFFECT ON PRODUCTION LEVELS OR ON THE PRICE RECEIVED FOR PRODUCTION, WHICH, IN TURN, COULD REDUCE DISTRIBUTIONS TO UNITHOLDERS AND AFFECT THE MARKET PRICE OF THE TRUST UNITS.

     PrimeWest's business depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Canadian federal and provincial, as well as United States federal and state, regulation of oil and gas production, processing and transportation, tax and energy policies, general economic conditions, and changes in supply and demand could adversely affect PrimeWest's ability to produce and market oil and natural gas. If market factors change and inhibit the marketing of PrimeWest's production, overall production or realized prices may decline, which could reduce distributions to Unitholders.

     FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES COULD ADVERSELY AFFECT PRIMEWEST'S BUSINESS, AND COULD AFFECT THE MARKET PRICE OF THE TRUST UNITS AS WELL AS DISTRIBUTIONS TO UNITHOLDERS.

     The price that PrimeWest receives for its oil and natural gas is based on United States dollar denominated benchmarks, and therefore the price that PrimeWest receives in Canadian dollars is affected by the exchange rate between the two currencies. A material increase in the value of the Canadian dollar relative to the United States dollar may negatively impact net production revenue by decreasing the Canadian dollars received for a given United States dollar price. PrimeWest could also be subject to unfavourable price changes to the extent that it has engaged, or in the future engages, in risk management activities related to foreign exchange rates, through entry into forward foreign exchange contracts or otherwise.

     IF PRIMEWEST IS UNABLE TO ACQUIRE ADDITIONAL RESERVES, THE VALUE OF THE TRUST UNITS AND DISTRIBUTIONS TO UNITHOLDERS MAY DECLINE.

     PrimeWest does not actively explore for oil and natural gas reserves. Instead, PrimeWest adds to its reserves primarily through development and acquisitions. As a result, future oil and natural gas reserves are highly dependent on PrimeWest's success in exploiting existing properties and acquiring additional properties. PrimeWest also distributes the majority of its net cash flow to Unitholders rather than reinvesting it in reserve additions. Accordingly, if external sources of capital, including the issuance of additional Trust Units, become limited or unavailable on commercially reasonable terms, PrimeWest's ability to make the necessary capital investments to maintain or expand its oil and natural gas reserves will be impaired. To the extent that PrimeWest is required to use cash flow to finance capital expenditures or property acquisitions, the level of cash flow available for distribution to Unitholders will be reduced. Additionally, PrimeWest cannot guarantee that it will be successful in developing additional reserves or acquiring additional reserves on terms that meet its investment objectives. Without these reserve additions, PrimeWest's reserves will deplete and as a consequence, either production from, or the average reserve life of, its properties will decline. Either decline may result in a reduction in the value of Trust Units and in a reduction in cash available for distributions to Unitholders.

     ACTUAL RESERVES WILL VARY FROM RESERVE ESTIMATES, AND THOSE VARIATIONS COULD BE MATERIAL, AND AFFECT THE MARKET PRICE OF THE TRUST UNITS AND DISTRIBUTIONS TO UNITHOLDERS.

     The value of the Trust Units depends upon, among other things, the reserves attributable to PrimeWest's properties. Estimating reserves is inherently uncertain. Ultimately, actual reserves attributable to PrimeWest's properties will vary from estimates, and those variations may be material. The reserve figures contained herein are only estimates. A number of factors are considered and a number of assumptions are made when estimating reserves. These factors and assumptions include, among others:

o Historical production in the areas in which the properties are located and production rates from similar producing areas;

o Future commodity prices, production and development costs, royalties and capital expenditures;

o    Initial production rates;

o    Production decline rates;

o    Ultimate recovery of reserves;

o    Success of future development activities;

o    Marketability of production;

o    Effects of government regulation; and

o Other government levies that may be imposed over the producing life of reserves.

     Reserve estimates are based on the relevant factors, assumptions and prices on the date that such estimates are prepared. Many of these factors are subject to change and are beyond PrimeWest's control. If these factors, assumptions and prices change or prove to be inaccurate, actual results may vary materially from reserve estimates.

     IF PRIMEWEST EXPANDS ITS OPERATIONS BEYOND OIL AND NATURAL GAS PRODUCTION IN WESTERN CANADA, IT MAY FACE NEW CHALLENGES AND RISKS. IF PRIMEWEST IS UNSUCCESSFUL IN MANAGING THESE CHALLENGES AND RISKS, ITS RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED, WHICH COULD AFFECT THE MARKET PRICE OF THE TRUST UNITS AND DISTRIBUTIONS TO UNITHOLDERS.

     PrimeWest's operations and expertise are currently focused on conventional oil and gas production and development in the Western Canada Sedimentary Basin. In the future, it may acquire unconventional oil and gas properties outside this geographic area. In addition, the Declaration of Trust does not limit the activities to oil and gas production and development, and PrimeWest could acquire other energy related assets, such as oil and natural gas processing plants or pipelines. Expansion of PrimeWest's activities may present challenges and risks that it has not faced in the past. If PrimeWest does not manage these challenges and risks successfully, its results of operations and financial condition could be adversely affected.

     IN DETERMINING THE PURCHASE PRICE OF ACQUISITIONS, PRIMEWEST RELIES ON ASSESSMENTS RELATING TO ESTIMATES OF RESERVES THAT MAY PROVE TO BE INACCURATE, WHICH COULD AFFECT THE MARKET PRICE OF THE TRUST UNITS AND DISTRIBUTIONS TO UNITHOLDERS.

     The price PrimeWest is willing to pay for an acquisition is based largely on estimates of the reserves to be acquired. Actual reserves could vary materially from these estimates. Consequently, the reserves PrimeWest acquires may be less than expected, which could adversely impact cash flows and distributions to Unitholders.

     An initial assessment of an acquisition may be based on a report by engineers or firms of engineers that have different evaluation methods and approaches than those of PrimeWest's engineers, and these initial assessments may differ significantly from PrimeWest's subsequent assessments.

     PRIMEWEST DOES NOT OPERATE SOME OF ITS PROPERTIES AND THEREFORE, RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY THE FAILURE OF THIRD-PARTY OPERATORS, WHICH COULD AFFECT THE MARKET PRICE OF THE TRUST UNITS AND DISTRIBUTIONS TO UNITHOLDERS.

     The continuing production from a property, and to some extent the marketing of that production, is dependent upon the ability of the operators of those properties. At December 31, 2005, approximately 20% of PrimeWest's daily production came from properties operated by third parties. To the extent that a third party operator fails to perform its functions efficiently or becomes insolvent, PrimeWest's operating income may be reduced.

     Further, the operating agreements that govern the properties not operated by PrimeWest typically require the operator to conduct operations in a good and "workmanlike" manner. These operating agreements generally provide, however, that the operator has no liability to the other non-operating working interest owners, for losses sustained or liabilities incurred, except for liabilities that may result from gross negligence or wilful misconduct.

     DELAYS IN BUSINESS OPERATIONS COULD ADVERSELY AFFECT DISTRIBUTIONS TO UNITHOLDERS AND THE MARKET PRICE OF THE TRUST UNITS.

     In addition to the usual delays in payment by purchasers of oil and natural gas to PrimeWest and to the operators of PrimeWest's non-operated properties, and the delays of those operators in remitting payment to PrimeWest, payments between any of these parties may also be delayed by:

o    Restrictions imposed by lenders;

o    Accounting delays;

o    Delays in the sale or delivery of products;

o    Delays in the connection of wells to a gathering system;

o    Blowouts or other accidents;

o    Adjustments for prior periods;

o Recovery by the operator of expenses incurred in the operation of the properties; or

o    The establishment by the operator of reserves for these expenses.

     Any of these delays could reduce the amount of cash available for distribution to Unitholders in a given period and expose PrimeWest to additional third party credit risks.

     THE TRUST AND PRIMEWEST'S INDEBTEDNESS MAY LIMIT THE TIMING OR AMOUNT OF THE DISTRIBUTIONS THAT ARE PAID TO UNITHOLDERS, AND COULD AFFECT THE MARKET PRICE OF THE TRUST UNITS.

     The payments of interest and principal, and other costs, expenses and disbursements made to the providers of the Trust's credit facility reduce amounts available for distribution to Unitholders. Variations in interest rates and scheduled principal repayments could result in significant changes to the amount of the cash flow available for payment to the Unitholders in any given period. The agreements governing the Trust's credit facility provide that if the Trust or PrimeWest are in default under the Trust's credit facility, exceed certain borrowing thresholds or fail to comply with certain covenants, they must repay the indebtedness at an accelerated rate, and the ability to make distributions to Unitholders may be further restricted.

     The lenders under the Trust's credit facility have been provided with a security interest in substantially all of the Trust and PrimeWest's assets. If the Trust and PrimeWest are unable to pay the debt service charges or otherwise commit an event of default, such as bankruptcy, these lenders may foreclose on and sell the properties. The proceeds of any sale would be applied to satisfy amounts owed to the creditors. Only after the proceeds of that sale were applied towards the debt would the remainder, if any, be available for distribution to Unitholders.

     THE CURRENT CREDIT FACILITY AND ANY REPLACEMENT CREDIT FACILITY MAY NOT PROVIDE SUFFICIENT LIQUIDITY.

     The amounts available under the existing credit facility may not be sufficient for future operations, or the Trust and PrimeWest may not be able to obtain additional financing on economic terms attractive to them, if at all. A portion of the existing credit facility is available on a one-year revolving basis. If the lenders do not extend the facility at the end of the annual revolving period, the loan will convert to a term basis with 60% of the aggregate principal amount of the loan repayable on the date which is 366 days after that conversion date and the remaining 40% of the aggregate principal amount outstanding repayable on the date which is 365 days after the initial term repayment date. If this occurs, the Trust and PrimeWest may need to obtain alternate financing. Any failure to obtain suitable replacement financing may have a material adverse effect on the business, and distributions to Unitholders may be materially reduced.

     THE TRUST MAY BE UNABLE TO SUCCESSFULLY COMPETE WITH OTHER ORGANIZATIONS IN THE TRUST'S INDUSTRY, WHICH COULD AFFECT THE MARKET PRICE OF THE TRUST UNITS AND DISTRIBUTIONS TO UNITHOLDERS.

     The oil and natural gas industry is highly competitive. PrimeWest competes for capital, acquisitions of reserves, undeveloped lands, skilled personnel, access to drilling rigs, service rigs and other equipment, access to processing facilities, pipeline and refining capacity and in many other respects with a substantial number of other organizations, many of which may have greater technical and financial resources than PrimeWest. Some of these organizations explore for develop and produce oil and natural gas but also carry on refining operations and market oil and other products on a worldwide basis. As a result of these complementary activities, some of PrimeWest's competitors may have greater and more diverse competitive resources to draw on than PrimeWest does.

     THE INDUSTRY IN WHICH PRIMEWEST OPERATES EXPOSES THE TRUST AND PRIMEWEST TO POTENTIAL LIABILITIES THAT MAY NOT BE COVERED BY INSURANCE.

     PrimeWest's operations are subject to all of the risks associated with the operation and development of oil and natural gas properties, including the drilling of oil and natural gas wells, and the production and transportation of oil and natural gas. These risks and hazards include encountering unexpected formations or pressures, blow outs, craterings and fires, all of which could result in personal injury, loss of life, or environmental and other damage to PrimeWest's property and the property of others. PrimeWest cannot fully protect against all of these risks, nor are all of these risks insurable. While PrimeWest's insurance broker is responsible for ensuring that insurance underwriters have the financial strength necessary to respond to claims, PrimeWest may become liable for damages arising from events against which PrimeWest cannot insure or against which PrimeWest may elect not to insure because of high premium costs or other reasons. Any costs incurred to repair these damages or pay these liabilities would reduce funds available for distribution to Unitholders.

     THE OPERATION OF OIL AND NATURAL GAS WELLS COULD SUBJECT PRIMEWEST TO ENVIRONMENTAL CLAIMS AND LIABILITY.

     The oil and natural gas industry is subject to extensive environmental regulation pursuant to local, provincial and federal legislation. A breach of that legislation may result in the imposition of fines or the issuance of "clean up" orders. Legislation regulating the oil and natural gas industry may be changed to impose higher standards and potentially more costly obligations. For example, the Kyoto Protocol will require, among other things, significant reductions in greenhouse gases. The impact of the Kyoto Protocol on PrimeWest is uncertain and may result in significant additional costs (future) for PrimeWest's operations. Although PrimeWest has established a reclamation fund for the purpose of funding the estimated future environmental and reclamation obligations based on current knowledge and expectations, PrimeWest cannot guarantee that it will be able to satisfy its actual future environmental and reclamation obligations.

     PrimeWest is not fully insured against certain environmental risks, either because such insurance is not available or because of high premium costs. In particular, insurance against risks from environmental pollution occurring over time (as opposed to sudden and catastrophic damages) is not available on economically reasonable terms. Accordingly, PrimeWest's properties may be subject to liability due to hazards that cannot be insured against, or that have not been insured against due to prohibitive premium costs or for other reasons.

     Any site reclamation or abandonment costs actually incurred in the ordinary course of business in a specific period will be funded out of cash flow and, therefore, will reduce the amounts available for distribution to Unitholders. Should PrimeWest be unable to fully fund the cost of remedying an environmental problem, PrimeWest might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

     LOWER OIL AND GAS PRICES INCREASE THE RISK OF WRITE-DOWNS OF PRIMEWEST'S OIL AND GAS PROPERTY INVESTMENTS.

     Under Canadian accounting rules, the net capitalized cost of oil and gas properties may not exceed a "ceiling limit" that is based, in part, upon estimated future net cash flows from reserves. If oil and natural gas prices decline, PrimeWest's net capitalized cost may exceed this cost ceiling, ultimately resulting in a charge against PrimeWest's earnings. Under U.S. GAAP, the cost ceiling is generally lower than under Canadian GAAP because the future net cash flows used in the United States ceiling test are discounted to a present value. Accordingly, PrimeWest would have more risk of a ceiling test write-down in a declining price environment if it reported under U.S. GAAP. While these write- downs would not affect cash flow, the charge against earnings could be viewed unfavourably in the market.

     UNFORESEEN TITLE DEFECTS MAY RESULT IN A LOSS OF ENTITLEMENT TO PRODUCTION AND RESERVES.

     PrimeWest conducts title reviews in accordance with industry practice prior to any purchase of resource assets. However, these reviews do not guarantee that an unforeseen defect in the chain of title will not arise and defeat PrimeWest's title to the purchased assets. If such a defect were to arise, PrimeWest's entitlement to the production from the affected assets could be jeopardized and, as a result, distributions to Unitholders may be reduced.

     THE  ECONOMIC  IMPACT  ON  PRIMEWEST  OF CLAIMS  OF  ABORIGINAL  TITLE IS
UNKNOWN.

     Aboriginal people have claimed aboriginal title and rights to a substantial portion of western Canada. PrimeWest is unable to assess the effect, if any, that any such claim would have on its business and operations.

RISKS RELATED TO THE TRUST STRUCTURE AND THE OWNERSHIP OF TRUST UNITS

     CHANGES IN TAX AND OTHER LAWS MAY ADVERSELY AFFECT UNITHOLDERS.

     Income tax laws, other laws or government incentive programs relating to the oil and gas industry, such as the treatment of mutual fund trusts and resource allowance, may in the future be changed or interpreted in a manner that adversely affects the Trust and Unitholders. Tax authorities having jurisdiction over the Trust or the Unitholders may disagree with the manner in which the Trust calculates its income for tax purposes or could change their administrative practices to the Trust's detriment or the detriment of its Unitholders.

     THERE WOULD BE MATERIAL ADVERSE TAX CONSEQUENCES IF THE TRUST LOST ITS STATUS AS A MUTUAL FUND TRUST UNDER CANADIAN TAX LAWS.

     It is intended that the Trust continue to qualify as a mutual fund trust for purposes of the INCOME TAX ACT (Canada) (the "TAX ACT"). The Trust may not, however, always be able to satisfy any future requirements for the maintenance of mutual fund trust status. Should the status of the Trust as a mutual fund trust be lost or successfully challenged by a relevant tax authority, certain adverse consequences may arise for the Trust and Unitholders. Some of the significant consequences of losing mutual fund trust status are as follows:

o The Trust would be taxed on certain types of income distributed to Unitholders, including income generated by the Royalty held by the Trust. Payment of this tax may have adverse consequences for some Unitholders, particularly Unitholders that are not residents of Canada and residents of Canada that are otherwise exempt from Canadian income tax.

o Trust Units held by Unitholders that are not residents of Canada would become taxable Canadian property. These non-resident holders would be subject to Canadian income tax on any gains realized on a disposition of Trust Units held by them.

o The Trust Units would not constitute qualified investments for Registered Retirement Savings Plans, or "RRSPs", Registered Retirement Income Funds, or "RRIFs", Registered Education Savings Plans, or "RESPs" or Deferred Profit Sharing Plans, or "DPSPs". If, at the end of any month, one of these exempt plans holds Trust Units that are not qualified investments, the plan must pay a tax equal to 1% of the fair market value of the Trust Units at the time the Trust Units were acquired by the exempt plan. An RRSP or RRIF holding non-qualified Trust Units would be subject to taxation on income attributable to the Trust Units, including the full amount of any capital gain realized on a disposition of non-qualified Trust Units by the RRSP or RRIF. If an RESP holds non-qualified Trust Units, it may have its registration revoked by the Canada Revenue Agency.

     The Trust may take certain measures in the future to the extent the Trust believes them necessary to ensure that it maintains its status as a mutual fund trust. These measures could be adverse to certain holders of Trust Units.

     RIGHTS AS A UNITHOLDER DIFFER FROM THOSE ASSOCIATED WITH OTHER TYPES OF INVESTMENTS.

     The Trust Units do not represent a traditional investment in the oil and natural gas sector and should not be viewed by investors as shares in the Trust or PrimeWest. The Trust Units represent an equal fractional beneficial interest in the Trust and, as such, the ownership of the Trust Units does not provide Unitholders with the statutory rights normally associated with ownership of shares of a corporation, including, for example, the right to bring "oppression" or "derivative" actions. The unavailability of these statutory rights may also reduce the ability of Unitholders to seek legal remedies against other parties on PrimeWest's behalf.

     The Trust Units are also unlike conventional debt instruments in that there is no principal amount owing to Unitholders. The Trust Units will have minimal value when reserves from PrimeWest's properties can no longer be economically produced or marketed. Unitholders will only be able to obtain a return of the capital they invested during the period when reserves may be economically recovered and sold. Accordingly, the distributions received over the life of the investment may not meet or exceed the initial capital investment.

     THE LIMITED LIABILITY OF UNITHOLDERS IS UNCERTAIN.

     On July 1, 2004 a new statute entitled the INCOME TRUSTS LIABILITY ACT (Alberta) was proclaimed in force, creating a statutory limitation on the liability of unitholders of Alberta income trusts such as the Trust. The legislation provides that a Unitholder is not, as a beneficiary, liable for any act, default, obligation or liability of the Trustee that arises after July 1, 2004.

     However, because of prior uncertainties in the law relating to investment trusts, there is a risk that a Unitholder could be held personally liable for obligations of the Trust in respect of contracts or undertakings which the Trust entered into and for certain liabilities arising otherwise than out of contracts including claims in tort, claims for taxes and possibly certain other statutory liabilities arising prior to July 1, 2004. Although every written contract or commitment of the Trust must contain an express disavowal of liability of the Unitholders and a limitation of liability to Trust property, such protective provisions may not operate to avoid Unitholder liability for the relevant period. Notwithstanding attempts to limit Unitholder liability, Unitholders may not be protected from such liabilities to the same extent that a shareholder is protected from the liabilities of a corporation. Further, although the Trust has agreed to indemnify and hold harmless each Unitholder from any costs, damages, liabilities, expenses, charges and losses suffered by the Unitholder resulting from or arising out of that Unitholder not having limited liability, the Trust cannot guarantee that any assets would be available in these circumstances to reimburse Unitholders for any such liability.

     CHANGES IN MARKET-BASED FACTORS MAY ADVERSELY AFFECT THE TRADING PRICE OF TRUST UNITS.

     The market price of the Trust Units is primarily a function of anticipated distributions to Unitholders and the value of the properties owned by PrimeWest and the Trust. The market price of the Trust Units is therefore sensitive to a variety of market-based factors, including, but not limited to, interest rates and the comparability of the Trust Units to other yield oriented securities. Any changes in these market-based factors may adversely affect the trading price of the Trust Units.

     THE OPERATION OF THE TRUST IS ENTIRELY INDEPENDENT FROM THE UNITHOLDERS AND LOSS OF KEY MANAGEMENT AND OTHER PERSONNEL COULD IMPACT THE BUSINESS.

     Unitholders are entirely dependent on the management of the Trust with respect to the acquisition of oil and gas properties and assets, the development  and  acquisition  of  additional  reserves,  the  management  and administration of all matters relating to the properties and the administration of the Trust. The loss of the services of key individuals who currently comprise the management team could have a detrimental effect on the Trust. Investors should carefully consider whether they are willing to rely on the existing management before investing in the Trust Units.

     THERE MAY BE FUTURE DILUTION.

     One of the Trust's objectives is to continually add to its resource reserves through acquisitions and through development. Because the Trust does not reinvest the majority of its cash flow, its success is, in part, dependent on its ability to raise capital from time to time by selling Trust Units. Unitholders will suffer dilution as a result of Trust Unit offerings if, for example, the cash flow, production or reserves from acquired assets do not reflect the additional number of Trust Units issued to acquire those assets. Dilution may also occur if the deployment of funds raised through the various components of the Trust's distribution reinvestment plan does not result in the creation of additional value for Unitholders.

     THERE MAY NOT ALWAYS BE AN ACTIVE TRADING MARKET IN THE UNITED STATES AND/OR CANADA FOR THE TRUST UNITS.

     While there is currently an active trading market for the Trust Units in both the United States and Canada, the Trust cannot guarantee that an active trading market will be sustained in either country.

     THE REDEMPTION RIGHT OF UNITHOLDERS IS LIMITED.

     Unitholders have a limited right to require the Trust to repurchase their Trust Units, which is referred to as a redemption right. It is anticipated that the redemption right will not be the primary mechanism for Unitholders to liquidate their investment. The Trust's ability to pay cash in connection with redemption is subject to limitations. Any securities, which may be distributed in specie to Unitholders in connection with redemption, may not be listed on any stock exchange and a market may not develop for such securities. Also, such securities (or some of them) may not be a qualified investment for RRSPs, RRIFs, DPSPs or RESPs. In addition, there may be resale restrictions imposed by law upon the recipients of the securities pursuant to the redemption right.

                            PRIMEWEST ENERGY TRUST

THE TRUST

     The Trust is an open-end investment trust created under the laws of Alberta pursuant to a declaration of trust dated as of August 2, 1996, among the settlor of the Trust, PrimeWest and Montreal Trust Company of Canada, as amended and restated (the "DECLARATION OF TRUST"). Computershare Trust Company of Canada is the trustee of the Trust (the "TRUSTEE"). The beneficiaries of the Trust are the Unitholders. The Trust's principal and head office is located at 5100, 150 - 6th Avenue S.W., Calgary, Alberta T2P 3Y7.

     The principal undertaking of the Trust is to acquire and hold, directly and indirectly, interests in oil and natural gas properties. One of the Trust's primary assets is currently a royalty (the "ROYALTY") equal to approximately 99% of the net cash flow generated by the oil and natural gas interests held from time to time by PrimeWest, after certain costs and deductions. See "Description of the Royalty" below. A portion of the net cash flow received by the Trust is distributed monthly to Unitholders. The Trust also lends money to PrimeWest to allow it to make further acquisitions and develop its properties. The interest income earned on such funds is also distributed monthly to Unitholders.

     The structure of the Trust and the flow of funds from the oil and natural gas properties owned by PrimeWest to the Trust, and from the Trust to Unitholders, is set forth in more detail on page 1 of the AIF incorporated herein by reference under the heading "Organization - Trust Structure".

PRIMEWEST

     PrimeWest was incorporated under the BUSINESS CORPORATIONS ACT (Alberta) (the "ABCA") on March 4, 1996 and was amalgamated with PrimeWest Oil and Gas Corp., PrimeWest Royalty Corp. and PrimeWest Resources Ltd. on January 1, 2002, with PrimeWest Management Inc. and another subsidiary on November 6, 2002 and with PrimeWest Gas Corp. on December 31, 2005, in each case continuing as PrimeWest Energy Inc. The head and principal office of PrimeWest is located at 5100, 150 - 6th Avenue S.W., Calgary, Alberta T2P 3Y7. All of the issued and outstanding voting shares of PrimeWest are currently held by the Trust.

     The business of PrimeWest is the acquisition, development, exploitation, production and marketing of oil and natural gas and granting the Royalty to the Trust.

     The capital structure of PrimeWest includes exchangeable shares (the "EXCHANGEABLE SHARES"). The Exchangeable Shares were issued in connection with previous corporate acquisitions. As at May 2, 2006, there were issued and outstanding 1,175,935 Exchangeable Shares, which are exchangeable into 691,532 Trust Units based on a ratio which is adjusted and increased on each date that the Trust pays a distribution to its Unitholders. As at May 2, 2006, the exchange ratio was 0.58807 Trust Units for each Exchangeable Share. The outstanding Exchangeable Shares are traded on the TSX under the trading symbol "PWX".

                                USE OF PROCEEDS

     The Trust Units will be issued from time to time at the discretion of the Trust with an aggregate offering amount not to exceed $750,000,000. The net proceeds derived from the issue of the Trust Units under any Prospectus Supplement will be the aggregate offering amount thereof less any commission and other issuance costs paid in connection therewith. The net proceeds cannot be estimated as the amount thereof will depend on the extent to which the Trust Units are issued under any Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds will be added to the general funds of the Trust and will be used for general business purposes.

                          DESCRIPTION OF TRUST UNITS

     The following is a summary of the material attributes and characteristics of the Trust Units. This summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the terms of the Declaration of Trust. A summary of certain provisions of the Declaration of Trust, in addition to those establishing the terms of the Trust Units, is contained in Item 1 of the AIF incorporated herein by reference.

     Each Trust Unit represents an equal undivided beneficial interest in the Trust. Each Trust Unit shares equally in all distributions from the Trust and all Trust Units carry equal voting rights at meetings of Unitholders. Except as otherwise set forth in the documents incorporated herein by reference, no Unitholder is liable to pay any further calls or assessments in respect of the Trust Units and no conversion, retraction, redemption or pre-emptive rights attach to the Trust Units. Unitholders have a right of redemption as further described under the heading "- Redemption Right" in Item 1 of the AIF incorporated herein by reference.

     An unlimited number of Trust Units have been authorized and may be issued pursuant to the Declaration of Trust. At April 24, 2006, there were 80,906,609 Trust Units outstanding. The Declaration of Trust provides for, among other things, the calling of meetings of Unitholders, the conduct of business thereof, notice provisions, the appointment and removal of the trustee of the Trust and the form of Trust Unit certificates. The Declaration of Trust may be amended from time to time. Substantive amendments to the Declaration of Trust, including early termination of the Trust and the sale or transfer of the property of the Trust as an entirety or substantially as an entirety, will require approval by a special meeting of Unitholders at which a resolution must be passed by a majority of not less than 66% of the votes cast, either in person or by proxy, at such meeting.

CASH DISTRIBUTIONS

     Unitholders of record on the fifth trading day following the 15th day of each month are entitled to receive cash distributions of distributable income of the Trust in respect of that month. Such distributions are made on or about the 15th day of the following month. The Trust has not obtained a stability rating from an independent rating agency regarding the relative stability and sustainability of the Trust's cash distribution stream. The Trust may consider obtaining a stability rating from an independent rating agency in the future. See also "Cash Distributions on Trust Units" below.

CONSTRAINTS ON NON-RESIDENT OWNERSHIP OF TRUST UNITS

     In order to provide PrimeWest with a measure of flexibility in responding to evolving positions within the Government of Canada's Department of Finance on appropriate levels of ownership of Trust Units by non-residents of Canada, the Declaration of Trust provides:

(a) if at any time the board of directors of PrimeWest determines, in its sole discretion, or becomes aware, that the Trust's ability to continue to rely on paragraph 132(7)(a) of the Tax Act for purposes of qualifying as a "mutual fund trust" thereunder is in jeopardy, then the Trust shall not be maintained primarily for the benefit of non-residents of Canada and it shall be the sole responsibility of PrimeWest to monitor the holdings by non-residents of Canada and take such steps as are necessary or desirable to ensure that the Trust is not maintained primarily for the benefit of non-residents of Canada;

(b) PrimeWest may request that the Trustee make reasonable efforts, as practicable in the circumstances, to obtain declarations as to beneficial ownership, perform residency searches of Unitholder and beneficial
     Unitholder mailing address lists and take such other steps specified by PrimeWest to determine or estimate as best possible the residence of the beneficial owners of Trust Units; and

(c) If at any time the board of directors of PrimeWest, in its sole discretion, determines that it is in the best interest of the Trust, PrimeWest may, notwithstanding the ability of the Trust to continue to rely on paragraph 132(7)(a) of the Tax Act:

     (i) require the Trustee to refuse to accept a subscription for Trust Units from, or issue or register a transfer of Trust Units to, a person unless the person provides a declaration to PrimeWest that the Trust Units to be issued or transferred to such person will not when issued or transferred be beneficially owned by a non-resident of Canada;

     (ii) to the extent practicable in the circumstances, send a notice to registered holders of Trust Units which are beneficially owned by non-residents of Canada, chosen in inverse order to the order of acquisition or registration of such Trust Units beneficially owned by non-residents of Canada or in such other manner as PrimeWest may consider equitable and practicable, requiring them to sell their Trust Units which are beneficially owned by non-residents of Canada or a specified portion thereof within a specified period of not less than 60 days. If the Unitholders receiving such notice have not sold the specified number of such Trust Units or provided PrimeWest with satisfactory evidence that such Trust Units are not beneficially owned by non-residents within such period, PrimeWest may, on behalf of such registered Unitholder, sell such Trust Units and, in the interim, suspend the voting and distribution rights attached to such Trust Units and make any distribution in respect of such Trust Units by depositing such amount in a separate bank account in a Canadian chartered bank (net of any applicable taxes). Any sale shall be made on any stock exchange on which the Trust Units are then listed and, upon such sale, the affected holders shall cease to be holders of Trust Units so disposed of and their rights shall be limited to receiving the net proceeds of sale, and any distribution in respect thereof deposited as aforesaid, net of applicable taxes and costs of sale, upon surrender of the certificates representing such Trust Units;

     (iii) delist the Trust Units from any non-Canadian stock exchange; and

     (iv) take such other actions as the board of directors of PrimeWest determines, in its sole discretion, are appropriate in the circumstances that will reduce or limit the number of Trust Units held by non-resident Unitholders to ensure that the Trust is not maintained primarily for the benefit of non-residents of Canada.

                          DESCRIPTION OF THE ROYALTY

     The Trust's primary sources of net cash flow are payments received from the Royalty issued to the Trust by PrimeWest on the production from its oil and natural gas properties and interest and principal payments on debt issued to the Trust by PrimeWest. For a complete description of the Royalty prospective purchasers should refer to the Royalty Agreements (as defined below), copies of which are available on SEDAR and at www.sec.gov.

     The Royalty is payable to the Trust under a royalty agreement between the Trust and PrimeWest and a royalty agreement between PrimeWest and a prior subsidiary of PrimeWest that was assigned by PrimeWest to the Trust (collectively, the "ROYALTY AGREEMENTS"). Pursuant to the Royalty Agreements, PrimeWest is required to pay to the Trust the Royalty with respect to a particular month on the 15th day (or the next business day if the 15th is not a business day) of the month following. The Royalty is in an amount equal to 99% of the aggregate of the production revenues generated by the oil and natural gas interests held from time to time by PrimeWest and certain other revenues, net of certain permitted costs and deductions. The Royalty does not constitute an interest in land.

     The Royalty created by the Royalty Agreements attaches not only to the properties presently owned by PrimeWest, but also to the properties PrimeWest acquires from time to time. In the event of a future acquisition, the Royalty Agreements require the Trust to make certain payments to PrimeWest in an amount equal to 99% of the aggregate of the portion of the acquisition costs attributable to Canadian resource properties and certain of the capital expenditures in respect of the properties being acquired. These payments are referred to as "deferred purchase price obligations" and are payable provided that, among other things, the Trust is able to fund the deferred purchase price obligations from the issuance of additional Trust Units, borrowings, the proceeds of dispositions from other properties or the proceeds of dispositions of the royalty sold in a concurrent disposition. As a result of the deferred purchase price obligation, the Trust will provide PrimeWest with 99% of the funding it requires to acquire additional resource properties. The remaining 1% of the cost of such properties will be borne by PrimeWest using its own working capital or funds borrowed by it for such purposes.

                             PLAN OF DISTRIBUTION

     The Trust may sell the Trust Units (i) through  underwriters  or dealers,
(ii) directly to one or more purchasers pursuant to applicable statutory exemptions, or (iii) through agents in Canada, the United States and elsewhere where permitted by law for cash or other consideration. The Trust Units may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Trust Units in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Trust Units. The Prospectus Supplement for any of the Trust Units being offered thereby will set forth the terms of the offering of such Trust Units, including the name or names of any underwriters, dealers or agents, the purchase price of such Trust Units, the proceeds to the Trust from such sale, any underwriting discounts and other items constituting underwriters' compensation, any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers or agents. Only underwriters so named in the relevant Prospectus Supplement are deemed to be underwriters in connection with the Trust Units offered thereby.

     If underwriters are used in the sale, the Trust Units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Trust Units will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Trust Units offered by the Prospectus Supplement if any of such Trust Units are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     In connection with any offering of Trust Units, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Trust Units at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

     The Trust Units may also be sold directly by the Trust at such prices and upon such terms as agreed to by the Trust and the purchaser or through agents designated by the Trust from time to time. Any agent involved in the offering and sale of the Trust Units in respect of which this Prospectus is delivered will be named, and any commissions payable by the Trust to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

     The Trust may agree to pay the underwriters a commission for various services relating to the issue and sale of any Trust Units offered hereby. Any such commission will be paid out of the general funds of the Trust. Underwriters, dealers and agents who participate in the distribution of the Trust Units may be entitled under agreements to be entered into with the Trust to indemnification by the Trust against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

                       CASH DISTRIBUTIONS ON TRUST UNITS

RECORD OF CASH DISTRIBUTIONS ON TRUST UNITS

         The following table sets forth the per Trust Unit amount of monthly cash distributions paid by the Trust since January 2004.

DISTRIBUTION DATE    MONTH              2006            2005           2004
-------------------- --------------- --------------- -------------- -----------
February 15          January         $  0.36         $  0.30        $  0.32
March 15             February           0.36            0.30           0.25
April 15             March              0.36            0.30           0.25
May 15               April              0.36(1)         0.30           0.25
June 15              May                0.36(2)         0.30           0.25
July 15              June                               0.30           0.25

DISTRIBUTION DATE    MONTH              2006            2005           2004
-------------------- --------------- --------------- -------------- -----------
August 15            July                               0.30           0.25
September 15         August                             0.30           0.275
October 15           September                          0.30           0.30
November 15          October                            0.30           0.30
December 15          November                           0.30           0.30
January 15           December                           0.36           0.30

Notes:
(1) Payment will be made on May 15, 2006 to Unitholders of record on April 24, 2006.
(2) Payment will be made on June 15, 2006 to Unitholders of record on May 25, 2006.


DISTRIBUTION POLICY

     Cash distributions to Unitholders are at the discretion of the board of directors of PrimeWest and can fluctuate depending on the cash flow generated from operations. The cash flow available for distribution is dependent upon many factors, including fluctuations in the quantity of petroleum and natural gas substances produced, prices received for that production, hedging contract receipts and payments, currency exchange rates, taxes and direct expenses of the Trust, as well as reclamation fund contributions, current and future capital expenditures and operating costs, debt service charges and general and administrative expenses determined necessary by PrimeWest. The Trust receives monthly revenues pursuant to the Royalty in an amount determined, in part, by the directors of PrimeWest, as well as income from other sources, and distributes a portion of these revenues to Unitholders monthly. See "Description of the Royalty" above.

     Since August 2003, the Trust has followed a strategy of maintaining a distribution payout ratio within 70 - 90% of cash flow, calculated on an annual basis, recognizing that, during periods of volatile commodity prices, the payout ratio may temporarily move out of range. The board of directors of PrimeWest considers a variety of factors in establishing the monthly distribution level, including, but not limited to: commodity price outlook, cash flow forecast, capital development plans, debt levels, tax considerations and competitive industry distribution practices. The Trust believes that this strategy provides the Trust with greater financial flexibility while reducing the cost and potential dilution associated with financing activities.

                       CERTAIN INCOME TAX CONSIDERATIONS

     The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of acquiring, owning or disposing of any Trust Units offered thereunder, including to the extent applicable, whether the distributions relating to the Trust Units will be subject to Canadian non-resident withholding tax.

     The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the ownership and disposition of any Trust Units offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

                                 LEGAL MATTERS

     Certain legal matters in connection with the Trust Units offered hereby will be passed upon on behalf of the Trust by Stikeman Elliott LLP, Calgary, Alberta and Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

                             INTERESTS OF EXPERTS

     Reserve estimates contained in the AIF, and incorporated by reference into this Prospectus, are based upon the report of GLJ Petroleum Consultants Ltd. ("GLJ") dated January 23, 2006 evaluating, as at December 31,

2005, the reserves of crude oil, natural gas and associated products attributed to the properties. The principals of GLJ, as a group, own, directly or indirectly, less than 1% of the outstanding Trust Units.

                    AUDITORS, TRANSFER AGENT AND REGISTRAR

     The auditors of the Trust are PricewaterhouseCoopers LLP, Chartered Accountants, 111 - 5th Avenue S.W., Suite 3100, Calgary, Alberta T2P 5L3.

     The transfer agent and registrar for the Trust Units is Computershare Trust Company of Canada at its principal offices in Toronto and Calgary.

             DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

     The following documents have been filed with the SEC as part of the registration statement of which this Prospectus is a part insofar as required by the SEC's Form F-10:

(a)  the documents listed under "Documents Incorporated by Reference";

(b)  the consent of PricewaterhouseCoopers LLP;

(c)  the consent of GLJ;

(d)  powers of attorney from PrimeWest's directors and officers; and

(e)  the Declaration of Trust.

                               AUDITORS' CONSENT

We have read the short form base shelf prospectus of PrimeWest Energy Trust (the "TRUST") dated May 4, 2006 (the "PROSPECTUS") relating to the issue and sale of up to $750,000,000 of trust units of the Trust. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned Prospectus of our report to the Unitholders of the Trust on the consolidated balance sheets of the Trust as at December 31, 2005 and 2004 and the consolidated statements of income, changes in unitholders' equity and cash flows for the three years ended December 31, 2005. Our report is dated February 10, 2006.



Calgary, Alberta                                /s/ PricewaterhouseCoopers LLP
May 4, 2006                                     Chartered Accountants

                               [GRAPHIC OMITTED]
                       [LOGO - PRIMEWEST ENERGY TRUST]

                                     PART II
                         INFORMATION NOT REQUIRED TO BE
                       DELIVERED TO OFFEREES OR PURCHASERS

Section 124 of the Business Corporations Act (Alberta) provides as follows:

         124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

                  (a) the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.

         (2) A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfills the conditions set out in subsection (1)(a) and (b).

         (3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

                  (a) was substantially successful on the merits in the person's defence of the action or proceeding,

                  (b)      fulfills  the  conditions  set  out  in  subsection
                           (1)(a) and (b), and

                  (c)      is fairly and reasonably entitled to indemnity.

         (3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

         (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

                  (a) in the person's capacity as a director or officer of the corporation, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation, or

                  (b) in the person's capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation's request, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

         (5) A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

         (6) On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

         Section 5 of the bylaws of PrimeWest Energy Inc., the duly authorized attorney of the Trust, contains the following provisions with respect to indemnification of PrimeWest Energy Inc.'s directors and officers:

         5.01 Limitation of Liability. No director or officer for the time being of the Corporation shall be liable for acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency of deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, security or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and with a view to the best interest of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

         5.02 Indemnity. The Corporation shall, to the maximum extent permitted under the Act, indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, including (without limitation) any such action by or on behalf of the Corporation or such body corporate to procure a judgment in its favour, and the Corporation shall use its reasonable best efforts to obtain any approval or approvals necessary for such indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
------      -----------

4.1 The Registrant's renewal annual information form dated March 15, 2006 (incorporated by reference to the Registrant's Form 40-F filed with the Commission on March 30, 2006, Commission File No. 333-13238).

4.2 The Registrant's audited consolidated financial statements for the years ended December 31, 2005, 2004 and 2003, together with the notes thereto and the auditors' report thereon (excluding those portions thereof which appear under the headings "Trading Performance," "Five Year Financial Summary," "Five Year Operating Summary," "Five Year Trading, Performance and Distribution Summary," "Three Year Distribution History," "Income Tax Considerations," "Premium Distribution, Distribution Reinvestment and Optional Trust Unit Purchase Plan," "Definitions," "PrimeWest Structure" and "Corporate Information," none of which form a part of the Registrant's audited consolidated financial statements), and management's discussion and analysis of the financial condition and operations for the year ended December 31, 2005 (incorporated by reference to the Registrant's Form 40-F filed with the Commission on March 30, 2006, Commission File No. 333-13238).

4.3 The Registrant's Management Proxy Circular dated March 15, 2006, relating to the annual general and special meeting of the Unitholders held on May 4, 2006 (incorporated by reference to the Registrant's Form 6-K filed with the Commission on March 30, 2006, Commission File No. 333-13238).

4.4 The Registrant's unaudited comparative consolidated financial statements for the three months ended March 31, 2006, together with the notes thereto, and management's discussion and analysis of the financial condition and operations for the three months ended March 31, 2006 (incorporated by reference to the Registrant's Form 6-K filed with the Commission on May 3, 2006, Commission File No. 333-13238).

5.1         Consent of PricewaterhouseCoopers LLP

5.2         Consent of GLJ Petroleum Consultants Ltd.

6.1 Powers of Attorney (included on the signature page of this Registration Statement).

7.1 Declaration of Trust dated as of the 2nd day of August, 1996, restated as of November 6, 2002 and amended as of May 6, 2004 between PrimeWest Energy Trust and Computershare Trust Company of Canada (incorporated by reference to the Registrant's Form F-3 filed with the Commission on September 8, 2005, Commission File No. 333-128185).

                                    PART III
                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING

         The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2.  CONSENT TO SERVICE OF PROCESS

         Concurrent with the filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Concurrent with the filing of this Form F-10, the trustee for the Trust Units, Computershare Trust Company of Canada, is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Securities and Exchange Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.


                                    III-1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 4th day of May, 2006.

                                    PRIME WEST ENERGY TRUST, BY ITS AUTHORIZED
                                    ATTORNEY, PRIMEWEST ENERGY INC.


                                    By: /s/ Dennis G. Feuchuk
                                        ---------------------------------------
                                        Name:   Dennis G. Feuchuk
                                        Title:  Vice President, Finance
                                                and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis G. Feuchuk, Vice President, Finance and Chief Financial Officer, his or her true and lawful attorney-in-fact and agent, who may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of debt securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 4, 2006.


    SIGNATURE                         TITLE


/s/ Donald A. Garner
---------------------------------   President and Chief Executive Officer
Donald A. Garner


/s/ Dennis G. Feuchuk               Vice President, Finance and Chief Financial
---------------------------------   Officer (Principal Financial Officer,
Dennis G. Feuchuk                   Principal Accounting Officer)


/s/ James W. Patek
---------------------------------   Director
James W. Patek


/s/ Harold P. Milavsky
---------------------------------   Director
Harold P. Milavsky


/s/ Barry E. Emes
---------------------------------   Director
Barry E. Emes


                                    III-2

---------------------------------   Director
Harold N. Kvisle


/s/ Michael W. O'Brien
---------------------------------   Director
Michael W. O'Brien


/s/ Kent J. MacIntyre
---------------------------------   Director
Kent J. MacIntyre


/s/ W. Glen Russell
---------------------------------   Director
W. Glen Russell


/s/ Peter Valentine
---------------------------------   Director
Peter Valentine



                                    III-3

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on May 4, 2006.

                                       PRIMEWEST ENERGY (USA) INC.


                                       By: /s/ Dennis G. Feuchuk
                                           ----------------------------------
                                           Name:  Dennis G. Feuchuk
                                           Title: Vice President, Finance and
                                                  Chief Financial Officer



                                    III-4

                                   EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
------      -----------

4.1 The Registrant's renewal annual information form dated March 15, 2006 (incorporated by reference to the Registrant's Form 40-F filed with the Commission on March 30, 2006, Commission File No. 333-13238).

4.2 The Registrant's audited consolidated financial statements for the years ended December 31, 2005, 2004 and 2003, together with the notes thereto and the auditors' report thereon (excluding those portions thereof which appear under the headings "Trading Performance," "Five Year Financial Summary," "Five Year Operating Summary," "Five Year Trading, Performance and Distribution Summary," "Three Year Distribution History," "Income Tax Considerations," "Premium Distribution, Distribution Reinvestment and Optional Trust Unit Purchase Plan," "Definitions," "PrimeWest Structure" and "Corporate Information," none of which form a part of the Registrant's audited consolidated financial statements), and management's discussion and analysis of the financial condition and operations for the year ended December 31, 2005 (incorporated by reference to the Registrant's Form 40-F filed with the Commission on March 30, 2006, Commission File No. 333-13238).

4.3 The Registrant's Management Proxy Circular dated March 15, 2006, relating to the annual general and special meeting of the Unitholders held on May 4, 2006 (incorporated by reference to the Registrant's Form 6-K filed with the Commission on March 30, 2006, Commission File No. 333-13238).

4.4 The Registrant's unaudited comparative consolidated financial statements for the three months ended March 31, 2006, together with the notes thereto, and management's discussion and analysis of the financial condition and operations for the three months ended March 31, 2006 (incorporated by reference to the Registrant's Form 6-K filed with the Commission on May 3, 2006, Commission File No. 333-13238).

5.1         Consent of PricewaterhouseCoopers LLP

5.2         Consent of GLJ Petroleum Consultants Ltd.

6.1 Powers of Attorney (included on the signature page of this Registration Statement).

7.1 Declaration of Trust dated as of the 2nd day of August, 1996, restated as of November 6, 2002 and amended as of May 6, 2004 between PrimeWest Energy Trust and Computershare Trust Company of Canada (incorporated by reference to the Registrant's Form F-3 filed with the Commission on September 8, 2005, Commission File No. 333-128185).


                                    III-5